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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO STERICYCLE, INC., AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE.


                                   STERICYCLE, INC.
                            COMMON STOCK PURCHASE WARRANT

                               VOID AFTER MAY    , 2001


    Stericycle, Inc., a Delaware corporation (the "Company"), hereby certifies
that, for value received,                  ("Holder"), or assigns, are entitled,
subject to the terms set forth below, to purchase from the Company at any time
or from time to time before 5:00 p.m. Central time on May   , 2001 (the
"Expiration Date"), at the purchase price of $1.50 per share, subject to
adjustment as set forth in Section 6, up to             shares of Class A Common
Stock of the Company.

    As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

         (b) The term "Stock" shall mean the Class A Common Stock and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive on the exercise hereof, in lieu of or in addition to the Class A Common Stock or which at any time shall be issuable in exchange for or in replacement of the Class A Common Stock.

    1. INITIAL EXERCISE DATE; EXPIRATION. This Warrant may be exercised at any time or from time to time. It shall expire at 5:00 p.m. central time on May
   , 2001.

    2.   EXERCISE OF WARRANT; PARTIAL EXERCISE.

         (a)  This Warrant may be exercised in full or in part by the Holder by

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surrender of this Warrant, with the form of subscription attached hereto duly executed by the Holder, to the Company at its principal office, accompanied by payment, (a) in cash or by certified or official bank check payable to the order of the Company, of the purchase price of the shares of Stock to be purchased hereunder, or (b) the cancellation by the Holder of indebtedness of the Company to the Holder in an amount equal to such purchase price. For any partial exercise hereof, the Holder shall designate in the subscription the number of
shares of Stock that he or it wishes to purchase.   On any such partial
exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Stock represented by this Warrant which have not been purchased or surrendered upon such exercise.

         (b) At any time at or after the closing of the Company's initial registered firm commitment underwritten public offering of its common securities, in lieu of the payment of cash or the cancellation of indebtedness to the Holder set forth in paragraph 2(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant in its entirety (without payment of any kind) into that number of shares of Stock equal to the quotient obtained by dividing the Net Value (as defined below) of the Stock issuable upon exercise of the Warrant by the Fair Market Value (as defined below) of one share of Stock. As used herein, (A) the Net Value of the Stock means the aggregate Fair Market Value of all shares of Stock subject to this Warrant minus the aggregate purchase price of all such shares of Stock; and (B) the Fair Market Value of one share of Stock means:

              (i) If the exercise is upon the closing of the Company's initial registered firm commitment underwritten public offering of its common securities, the Fair Market Value of one share of Stock means the initial "Price to Public" specified in the final prospectus with respect to the offering;

              (ii) if the exercise occurs at a time during which the Company's common stock is traded on a national securities exchange or on the Nasdaq National Market, the Fair Market Value of one share of Stock means the average last reported or closing sale price for the Company's common stock on such exchange or market for the three trading days ending one business day before the exercise of this Warrant;

              (iii) if the exercise is in connection with a merger, sale of assets or other reorganization transaction, the Fair Market Value of one share of Stock means the value received by the holders of the Stock pursuant to such transaction; and

              (iv) in all other cases, the Fair Market Value of one share of Stock shall be determined in good faith by the Company's Board of Directors.

    4. WHEN EXERCISE IS EFFECTIVE. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in
Section 3, and at such time the person


                                          2

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in whose name any certificate for shares of Stock are to be issued upon such exercise (as provided in Section 5) shall be deemed to be the record holder of such Stock for all purposes.

    5. DELIVERY ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Stock to which such holder shall be entitled on such exercise.

    6. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The character of the shares of Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

         6.1 ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATION, ETC. The exercise price of this Warrant and the number of shares of Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Stock (or such other stock or securities). For example, if there should be a 2-for-1 stock split, the exercise price would be divided by two and such number of shares would be doubled.

         6.2 ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in
    (i) securities of the Company (other than shares of Stock) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then in each case, the Holder on exercise hereof at any time after the consummation, effective date or record date of such event shall receive, in addition to the Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         6.3 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the Holder, on exercise hereof at any time after the consummation or effective date of such


                                          3

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    Reorganization (the "Effective Date"), shall receive, in lieu of the Stock issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon the Effective Date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         6.4 ADJUSTMENT UPON SALE OF STOCK If at any time prior to the first to occur of (i) the Company's initial firm commitment underwritten public offering of securities or (ii) the expiration or termination of this Warrant, the Company effects a sale of any of its Stock in exchange for cash equity for an aggregate purchase price of at least One Million Dollars ($1,000,000) where the per share purchase price of the Stock sold is less than the exercise price for purchase of Stock pursuant to this Warrant (an "Equity Raise"), then this Warrant shall, immediately and with no further action on the part of the holder hereof, become exercisable for the number of shares of Stock determined by dividing:

         (X) the number of shares of Stock issuable upon exercise of this Warrant multiplied by the exercise price for one share of Stock pursuant to this Warrant; by

         (Y) the issue price per share of the Stock issued pursuant to the Equity Raise.

    In such event, the exercise price per share for the Stock purchasable pursuant to this Warrant shall be equal to the per share price at which Stock was issued pursuant to the Equity Raise.

         6.5 CERTIFICATE AS TO ADJUSTMENTS. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant pursuant to the provisions of this Section 6, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

    7.   ADDITIONAL OBLIGATIONS.   The Company (a) will not increase the par
value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available a number of its authorized shares of Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant, and (c) shall take all such action as may be necessary or appropriate in order that all shares of Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

    8.   NOTICES OF RECORD DATE, ETC.  In the event of:

         (a) any taking by the Company of a record of the holders of any class of


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    securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with, or into, any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

    9. EXCHANGE OF WARRANTS. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder a new Warrant of like tenor, in the name of the Holder or as the Holder may direct, calling in the aggregate on the face thereof for the number of shares of Stock called for on the face of the Warrant so surrendered.

    10. REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    11. TRANSFER. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder upon surrender of this Warrant with a properly executed assignment at the principal office of the Company.
Upon any partial transfer, the Company will at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Stock which were not so transferred.

    12. NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not entitle the


                                          5

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Holder to any voting rights or other rights as a stockholder of the Company.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder as a stockholder of the Company.

    13. DAMAGES. The Company recognizes and agrees that the Holder will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder or any other person entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of the terms hereof.

    14. NOTICES. All notices referred to in this Warrant shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and
(ii) to the Holder, at the Holder's address as it appears in the records of the Company (unless otherwise indicated by the Holder).

    15. PAYMENT OF TAXES. All shares of Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

    16. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of Illinois and shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois (without reference to any principles of the conflicts of laws). The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.



                                                 ---------------------------


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                                 FORM OF SUBSCRIPTION


To:



    The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,                  shares of Class A Common Stock of
Stericycle, Inc., and herewith makes payment of $1.50 per share therefor, and requests that the certificates for such shares be issued in the name of, and
delivered to                                       , whose address is
                        .



                                  ---------------------------------------------
                                  (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                  ---------------------------------------------

                                  ---------------------------------------------
                                  (Address)



Dated: